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                                                                    Exhibit 99.3

                              BAYCORP HOLDINGS, LTD

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report of BayCorp Holdings, Ltd. (the "Company") on Form 10-Q/A for the period ending September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Patrycia T. Barnard, Chief Accounting Officer and Treasurer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of BayCorp Holdings, Ltd. as of September 30, 2002.



Date:  January 30, 2003                 /s/ Patrycia T. Barnard
                                        -----------------------
                                        Patrycia T. Barnard
                                        Chief Accounting Officer and Treasurer